UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2021

BLACKROCK, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33099	32-0174431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street, New York, New York	10055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 810-5300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $.01 par value	BLK	New York Stock Exchange
1.250% Notes due 2025	BLK25	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, in September 2020, the Board of Directors (the “Board”) of BlackRock, Inc. (the “Company”) approved amendments to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to (i) provide shareholders of record owning 15% or more of the voting power of all outstanding shares of stock of the Company the ability to call a special meeting of shareholders, (ii) eliminate supermajority vote requirements relating to the amendment of certain articles of the Certificate of Incorporation and (iii) eliminate certain provisions that are no longer applicable and make certain other technical revisions, subject to shareholder approval.

On May 26, 2021, at the Company’s 2021 Annual Meeting of Shareholders (the “Annual Meeting”), as further described in Item 5.07 below, the Company’s shareholders approved these amendments to the Certificate of Incorporation, which became effective upon the Company’s filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware on May 27, 2021. A copy of the Amended and Restated Certificate of Incorporation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

On May 26, 2021, the Board also approved various conforming amendments to the Company’s Amended and Restated Bylaws relating to (i) shareholders’ ability to call special meetings, (ii) elimination of supermajority vote requirements and (iii) elimination of certain provisions that are no longer applicable, consistent with the amendments to the Certificate of Incorporation. In particular, the Amended and Restated Bylaws set forth certain procedural requirements that the Board believes are appropriate to avoid duplicative or unnecessary special meetings. A copy of the Amended and Restated Bylaws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The following are the voting results on each matter submitted to the Company’s shareholders at the Annual Meeting held on May 26, 2021. All director nominees were elected (Item 1). The proposal to approve the compensation of the named executive officers as disclosed in the Company’s proxy statement, through a non-binding advisory vote, was approved (Item 2). Additionally, shareholders ratified the appointment of Deloitte LLP as the Company’s independent registered public accounting firm for the fiscal year 2021 (Item 3). In addition, shareholders approved amendments to the Certificate of Incorporation to provide shareholders with the right to call a special meeting (Item 4a), eliminate certain supermajority vote requirements (Item 4b) and eliminate certain provisions that are no longer applicable and make certain other technical revisions (Item 4c). Further, the shareholder proposal requesting that the Board amend the Certificate of Incorporation to convert to a public benefit corporation was not approved (Item 5).

Below are detailed voting results on each matter voted on and described in detail in the Company’s definitive proxy statement for the Annual Meeting.

Item 1 – Election to the Company’s Board of Directors of the following 16 nominees:

	For	Against	Abstentions	Broker Non-Votes
Bader M. Alsaad	116,071,668	560,979	64,339	10,087,046
Pamela Daley	115,717,986	920,022	58,978	10,087,046
Jessica P. Einhorn	114,981,958	1,655,907	59,121	10,087,046
Laurence D. Fink	112,106,329	3,890,794	699,863	10,087,046
William E. Ford	113,117,168	3,504,271	75,547	10,087,046
Fabrizio Freda	116,105,739	527,815	63,432	10,087,046
Murry S. Gerber	111,371,864	5,257,883	67,239	10,087,046
Margaret “Peggy” L. Johnson	115,039,662	1,598,303	59,021	10,087,046
Robert S. Kapito	115,362,302	1,269,430	65,254	10,087,046
Cheryl D. Mills	114,894,185	1,737,557	65,244	10,087,046
Gordon M. Nixon	113,906,202	2,497,961	292,823	10,087,046
Charles H. Robbins	116,158,295	463,661	75,030	10,087,046
Marco Antonio Slim Domit	95,666,024	20,967,680	63,282	10,087,046
Hans E. Vestberg	116,168,598	453,112	75,276	10,087,046
Susan L. Wagner	115,044,000	1,582,989	69,997	10,087,046
Mark Wilson	116,111,751	509,852	75,383	10,087,046

Item 2 – Approval, in a non-binding advisory vote, of the compensation for named executive officers:

For	Against	Abstentions	Broker Non-Votes
109,007,750	7,572,013	117,223	10,087,046

Item 3 – Ratification of the appointment of Deloitte LLP as the Company’s independent registered public accounting firm for the fiscal year 2021:

For	Against	Abstentions	Broker Non-Votes
125,089,736	1,620,849	73,447	0

Item 4a – Approval of amendments to the Certificate of Incorporation to provide shareholders with the right to call a special meeting:

For	Against	Abstentions	Broker Non-Votes
116,573,393	69,843	53,750	10,087,046

Item 4b – Approval of amendments to the Certificate of Incorporation to eliminate certain supermajority vote requirements:

For	Against	Abstentions	Broker Non-Votes
116,352,850	277,044	67,092	10,087,046

Item 4c – Approval of amendments to the Certificate of Incorporation to eliminate certain provisions that are no longer applicable and make certain other technical revisions:

For	Against	Abstentions	Broker Non-Votes
126,542,757	114,492	126,783	0

Item 5 – Shareholder proposal requesting that the Board amend the Certificate of Incorporation to convert to a public benefit corporation:

For	Against	Abstentions	Broker Non-Votes
2,718,921	113,366,855	611,210	10,087,046

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of BlackRock.

3.2	Amended and Restated Bylaws of BlackRock.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc. (Registrant)

	By:	/s/ R. Andrew Dickson III
Date: May 28, 2021		R. Andrew Dickson III
Corporate Secretary